EXHIBIT 5.01

July 28, 2017

Neuralstem, Inc.

20271 Goldenrod Lane

Germantown, Maryland 20876

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Neuralstem, Inc., a Delaware corporation (the “ Company ”), of an aggregate of 3,000,000 shares (the “ Shares ”) of the Company’s common stock, par value $0.01 per share (the “ Common Stock ”), together with warrants (the “ Warrants ”) to purchase up to an additional 2,250,000 shares of Common Stock (the “ Warrant Shares ”), pursuant to a Registration Statement on Form S-3 (File No. 333-218608) (the “ Registration Statement ”) filed with the Securities and Exchange Commission (the “ Commission ”) under the Securities Act of 1933, as amended (the “ Act ”), the related prospectus included therein (the “ Prospectus ”) as supplemented by the preliminary prospectus supplement dated July 26, 2017 filed with the Commission pursuant to Rule 424(b) promulgated under the Act on July 26, 2017 (the “ Preliminary Prospectus Supplement ”) and the prospectus supplement dated July 27, 2017 to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “ Prospectus Supplement ”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, Preliminary Prospectus Supplement and Prospectus Supplement, the Warrants, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, each as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been duly and validly authorized and, when issued and sold pursuant to that certain Underwriting Agreement by and between the Company and Canaccord Genuity Inc., dated July 27, 2017, (“Agreement”) and in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in accordance with the terms of the Agreement, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rules, regulations and judicial decisions existing on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or legal or factual developments after the date hereof which might affect any matters or opinions set forth herein.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Silvestre Law Group, P.C.

Silvestre Law Group, P.C.

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